Exhibit 3.19

State of Delaware Secretary of State Division of Corporations Delivered 09:30 AM 05/23/2007 FILED 09:15 AM 05/23/2007 SRV 070604845 - 4357252 FILE

CERTIFICATE OF FORMATION

OF

Casella Renewable Systems, LLC

This Certificate of Formation of Casella Renewable Systems, LLC (the “LLC”), dated as of May 23, 2007, is being duly executed and filed by Shelley S. Rogers, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

FIRST:	The name of the limited liability company formed hereby is Casella Renewable Systems, LLC.

SECOND:	The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD:	The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Shelley S. Rogers
Name: Shelley S. Rogers
Authorized Person